Exhibit 99.1
Customers Bancorp, Inc. (NYSE:CUBI)
701 Reading Avenue
West Reading, PA 19611

Contacts:
Jordan Baucum, Head of Corporate Communications 951-608-8314
Customers Bancorp Reports Results for Fourth Quarter and Full Year 2025
Fourth Quarter 2025 Highlights
•Q4 2025 net income available to common shareholders was $70.1 million, or $1.98 per diluted share; ROAA was 1.20% and ROCE was 13.28%.
•Q4 2025 core earnings*1 were $72.9 million, or $2.06 per diluted share; Core ROAA* was 1.19% and Core ROCE* was 13.81%.
•Total deposits increased $373.7 million, or 1.8%, and total loans increased $479.4 million, or 2.9%, in Q4 2025 from Q3 2025.
•Net interest income totaled $204.4 million in Q4 2025, an increase of $2.5 million from Q3 2025 primarily driven by a decrease in interest expense.
•Completed $100 million subordinated debt issuance on December 22, 2025.
•Redeemed all outstanding shares ($85 million) of Series F Preferred Stock on December 15, 2025.

Full Year 2025 Highlights
•2025 net income available to common shareholders was $209.2 million, or $6.26 per diluted share; ROAA was 0.96% and ROCE was 11.22%.
•2025 core earnings* were $254.5 million, or $7.61 per diluted share; Core ROAA* was 1.13% and Core ROCE* was 13.65%.
•Total deposits increased $1.9 billion, or 10.3%, and total loans increased $2.1 billion, or 14.5%, from December 31, 2024 to December 31, 2025.
•Net interest income totaled a record $750.5 million in 2025, an increase of $96.1 million, or 14.7%, from 2024.
•CET 1 capital ratio of 13.0%2 at December 31, 2025, compared to 12.1% at December 31, 2024.
•Book value per share and tangible book value per share* grew year over year by approximately $7.69 or 14.2%, driven by strong 2025 annual earnings combined with the completed common stock offering and decreased AOCI losses of $42.5 million during the year.
•$278.8 million increase in total shareholders equity, or 15.2%, driven by completed common stock offering and strong organic earnings.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount is included at the end of this document.

[1] Core earnings exclude loss on redemption of preferred stock of $2.8 million and pre-tax losses on investment securities of $47.0 thousand.
[2] Regulatory capital ratios as of December 31, 2025 are estimates.

CEO Commentary
West Reading, Pa, January 22, 2026 - “We are pleased with our fourth quarter and full year results that show the company’s continued execution of its strategic priorities and underscore our success in growing franchise value,” said Customers Bancorp Executive Chairman Jay Sidhu.
“During the quarter, we continued to strategically grow our loan and deposit portfolios as we saw momentum throughout the organization. Total loans and leases grew by 14.5% in 2025 with contributions from multiple verticals allowing us to deliver above industry average growth rates without sacrificing on structure or credit quality.
Our new teams recruited since Q2 2023 continued to shine, adding nearly $600 million of deposits in Q4 2025. These 18 teams now manage over $3.3 billion in deposits across over 8,000 commercial accounts. This has allowed us to deliver over $500 million of non-interest bearing deposit growth in 2025 outside of the benefits of our cubiX platform clients.
Our Q4 2025 GAAP earnings were $70.1 million, or $1.98 per diluted share, and core earnings* were $72.9 million, or $2.06 per diluted share. Asset quality remains strong with our NPA ratio at just 0.29% of total assets and reserve levels are robust at 356% of total non-performing loans at the end of Q4 2025. Our TCE / TA ratio* increased by 10 basis points from September 30, 2025 to 8.5% at December 31, 2025, while our balance sheet grew by 2.6%.
In 2025, we once again delivered exceptionally strong growth in revenue, core earnings, and tangible book value per share of 14.5%, 35.9%*, and 14.2%*, respectively.
We believe that our unique strategy, the investments we are making, and the exceptional talent across our organization position us strongly for continued success. It is because of this positioning that I felt confident in completing the previously announced leadership transition and succession plan with Sam Sidhu becoming Chief Executive Officer of Customers Bancorp, effective January 1, 2026,” Jay Sidhu concluded.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Key Balance Sheet Trends
Loans and Leases Held for Investment
Loans and leases held for investment were $16.8 billion at December 31, 2025, up $484 million, or 3.0%, from September 30, 2025. Non-owner occupied commercial real estate loans increased by $156 million, or 9.9% quarter-over-quarter to $1.7 billion. Multifamily loans increased by $134 million, or 5.7% to $2.5 billion. Mortgage finance loans increased by $123 million, or 7.8% to $1.7 billion. Owner-occupied commercial real estate loans increased by $76 million, or 7.2% to $1.1 billion.
Loans and leases held for investment of $16.8 billion at December 31, 2025 were up $2.3 billion, or 16.0%, year-over-year. Specialized lending increased by $1.2 billion, or 21.4%, year-over-year. Non-owner occupied commercial real estate loans increased by $380 million, or 27.9%. Mortgage finance loans increased by $260 million, or 18.0%. Multifamily loans increased by $238 million, or 10.6%. Consumer installment loans increased by $166 million, or 23.3%, inclusive of the transfer from loans held for sale in Q1 2025.
Investment Securities
At December 31, 2025, total investment securities were $2.7 billion, a decrease of $145 million compared to September 30, 2025 and a decrease of $345 million compared to a year ago.

At December 31, 2025, the Available-For-Sale (“AFS”) debt securities portfolio had a spot yield of 5.54%, an effective duration of approximately 2.4 years, and approximately 29% are variable rate. Additionally, 69% of the AFS securities portfolio was AAA rated at December 31, 2025.
At December 31, 2025, the Held-To-Maturity (“HTM”) debt securities portfolio represented only 2.9% of total assets, had a spot yield of 3.31% and an effective duration of approximately 3.9 years. Additionally, at December 31, 2025, approximately 62% of the HTM securities were AAA rated and $0.3 billion were credit enhanced asset backed securities with no current expectation of credit losses.
Deposits
Total deposits increased $374 million to $20.8 billion at December 31, 2025 as compared to the prior quarter. The total average cost of deposits decreased by 23 basis points to 2.54% in Q4 2025 from 2.77% in the prior quarter. Total estimated uninsured deposits were $6.6 billion1, or 32% of total deposits at December 31, 2025 with immediately available liquidity covering approximately 161% of these deposits.
Total deposits increased $1.9 billion to $20.8 billion at December 31, 2025 as compared to a year ago. The total average cost of deposits decreased by 53 basis points to 2.54% in Q4 2025 from 3.07% in Q4 2024.
Borrowings
Total borrowings increased $228.1 million, or 15.4% to $1.7 billion at December 31, 2025 as compared to the prior quarter. Total borrowings increased $295 million, or 21.0%, to $1.7 billion at December 31, 2025 as compared to a year ago. This increase primarily resulted from net draws of $130 million in FHLB advances and the issuance of $100 million in Customers Bancorp subordinated notes in Q4 2025.
1 Uninsured deposits (estimate) of $8.6 billion to be reported on the Bank’s call report, less deposits of $1.8 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $222 million.

Capital
Customers Bancorp’s common equity increased $72 million to $2.1 billion, and tangible common equity* increased $72 million to $2.1 billion, at December 31, 2025 compared to the prior quarter, respectively, primarily from earnings of $70 million. Customers Bancorp’s common equity increased $417 million to $2.1 billion, and tangible common equity* increased $417 million to $2.1 billion, at December 31, 2025 compared to a year ago, respectively, primarily from earnings of $209 million, the issuance of $163 million of common stock on September 5, 2025 and a decrease in AOCI of $43 million (net of taxes), mostly from decreased unrealized losses on investment securities, offset in part by $6 million of common share repurchases. Book value per common share increased to $61.87 from $59.83 and $54.20, and tangible book value per common share* increased to $61.77 from $59.72 and $54.08, at December 31, 2025 from September 30, 2025 and December 31, 2024, respectively.
Credit Quality
The provision for credit losses in Q4 2025 was $22 million, compared to $27 million in Q3 2025 and $21 million in Q4 2024.
Net charge-offs were $14 million in Q4 2025, compared to $15 million in Q3 2025 and Q4 2024.
The allowance for credit losses on loans and leases was $156 million at December 31, 2025, compared to $152 million at September 30, 2025 and $137 million at December 31, 2024.
Non-performing loans at December 31, 2025 increased to 0.26% of total loans and leases, compared to 0.17% at September 30, 2025 and decreased, compared to 0.30% at December 31, 2024. Nonperforming loans include the guaranteed portion of SBA loans. As of December 31, 2025, nonperforming loans totaled $44 million, of which $10 million represents the government-guaranteed portion. Excluding the government-guaranteed portion, nonperforming loans totaled $34 million, representing 0.20% of total loans and leases.
Key Profitability Trends
Net Interest Income
Net interest income totaled $204.4 million in Q4 2025, an increase of $2.5 million from Q3 2025. This increase was driven by a decrease in interest expense primarily due to a favorable shift in deposit mix and lower market interest rates.
“Net interest income continued to increase in the quarter despite a decline in market interest rates as we realized the benefits of loan growth, growth in average non-interest bearing and lower-cost deposits, and well managed funding costs,” stated Customers Bancorp CEO Sam Sidhu. “Our full year net interest income reached a record level in 2025. We continue to have positive drivers to net interest income on both sides of the balance sheet. We have a strong loan pipeline and the flywheel from our primarily deposit-focused commercial banking team recruitment strategy continued to gain momentum and our recruitment pipeline remains strong,” stated Sam Sidhu.
Net interest income totaled $204.4 million in Q4 2025, an increase of $36.6 million from Q4 2024. This increase was primarily due to higher interest income primarily due to higher average loan balances and higher discount accretion in C&I loans and lower interest expense from a favorable shift in deposit mix and lower market interest rates.
Non-Interest Income
Reported non-interest income totaled $32.5 million for Q4 2025, an increase of $2.3 million compared to $30.2 million for Q3 2025. The increase was primarily due to increases of $2.7 million in commercial lease income and other non-interest income of $3.9 million primarily from an increase of $2.0 million in gain on sale of leased assets and gains on certain derivatives. These increases were partially offset by a decrease of $4.0 million in loan fees mostly associated with the settlement of stock warrants in Q3 2025.

Non-interest income totaled $32.5 million for Q4 2025, an increase of $32.9 million compared to Q4 2024. The increase was primarily due to a decrease in net loss on sale of investment securities of $26.2 million and increases in commercial lease income of $3.6 million and gain on sale of leased assets of $2.6 million included in other non-interest income, partially offset by a decrease of $1.2 million in loan fees.
Non-Interest Expense
Non-interest expenses totaled $117.3 million in Q4 2025, an increase of $12.1 million compared to Q3 2025. The increase was primarily attributable to increases of $3.0 million in salaries and employee benefits primarily due to higher headcount and incentives and $2.2 million in commercial lease depreciation associated with the Bank’s continued growth, and within other non-interest expense of $2.8 million in provision for credit losses on unfunded lending commitments and $2.2 million in insurance expenses related to investments in tax credit structures with a corresponding benefit to income tax expense.
“We had a total of $4.8 million of expense that was unique to the quarter including $1.9 million of legal expense associated with a new team onboarding, $2.2 million of insurance expense on tax credit purchases with corresponding benefit to income tax expense, and $0.7 million of stock compensation and benefit expense. Additionally we had $2.2 million of higher commercial lease depreciation driven by higher volume which came with corresponding revenues. Even with these costs and investments we continue to make in our future our efficiency ratio remained very strong,” stated Customers Bancorp CFO Mark McCollom.
Non-interest expenses totaled $117.3 million in Q4 2025, an increase of $6.9 million compared to Q4 2024. The increase was primarily attributable to increases of $4.6 million in salaries and employee benefits and $2.7 million in commercial lease depreciation associated with the Bank’s continued growth, and within other non-interest expense of $2.7 million in provision for credit losses on unfunded lending commitments and $2.2 million in insurance expenses related to investments in tax credit structures with a corresponding benefit to income tax expense. These increases were partially offset by decreases of $2.0 million in technology, communication and bank operations primarily due to lower deposit servicing fees, fees paid to a fintech company related to a consumer installment loan origination program included within other non-interest expense, professional fees and FDIC assessments, non-income taxes and regulatory fees.
Taxes
Income tax expense decreased by $1.8 million to a provision of $22.8 million in Q4 2025 from $24.6 million in Q3 2025 primarily due to lower pre-tax income, and increased by $13.9 million from $8.9 million in Q4 2024 primarily due to higher pre-tax income, partially offset by a lower increase of unrecognized benefits in Q4 2025 as compared to Q4 2024. The effective tax rate was 23.4% for Q4 2025.

Outlook
“We were very pleased with our fourth quarter and full year results and remain focused on executing in those areas which differentiate us from our peers. We believe that truly exceptional service, sophisticated product offerings, recruitment of top talent, exceptional payment capabilities, and a single point of contact service model will deliver sustainable long-term growth.
As we look forward to 2026 our priorities will evolve but broadly remain unchanged. We will look to continue to deliver above industry average loan and deposit portfolio growth. We will build upon our successful team recruitment strategy, with newly recruited teams supporting our future growth. We will seek to deepen and broaden our payments capabilities building upon the incredible foundation our team has laid over the past two years. And we will target increasing our utilization of AI and automation technologies to transform our organization by providing enhanced client experiences and organizational productivity. We will seek to do this while maintaining a strong capital base, liquidity, and credit quality.
For 2026 we are targeting loan growth of 8% to 12% and deposit growth of 8% to 12%, resulting in net interest income growing to $800 to $830 million. We project non-interest expenses of $440 to $460 million as we continue to make investments in our future, largely in people and technology, but remain focused on driving positive operating leverage even with these investments. For capital, we are targeting CET1 of 11.5% to 12.5% and expect a tax rate of 23% to 25%.
We believe we are incredibly well positioned to continue to improve market share, winning new client relationships and that we have the right strategy, the right team, and a client-centric culture to achieve our goals in 2026 and beyond,” concluded Sam Sidhu.

Webcast
Date:            Friday, January 23, 2026
Time:            9:00 AM EST
The live audio webcast, presentation slides, and earnings press release will be made available at https://www.customersbank.com and at the Customers Bancorp 4th Quarter Earnings Webcast.
You may submit questions in advance of the live webcast by emailing our Head of Corporate Communications, Jordan Baucum at jbaucum@customersbank.com.
The webcast will be archived for viewing on the Customers Bank Investor Relations page and available beginning approximately two hours after the conclusion of the live event.
Institutional Background
Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with over $24 billion in assets making it one of the 80 largest bank holding companies in the U.S. Customers Bank’s commercial and consumer clients benefit from a full suite of technology-enabled tailored product experiences delivered by best-in-class customer service distinguished by a Single Point of Contact approach. In addition to traditional lines such as C&I, commercial real estate, and residential and personal lending, Customers Bank also provides a number of national corporate banking services to clients in businesses including: fund finance, venture banking, healthcare, mortgage finance, and equipment finance. Major accolades include:
•Named a Top 10 Performing Bank by American Banker for five consecutive years (2021-2025), including the #1 spot in 2024 among midsize banks ($10B to $50B in assets)
•No. 72 out of the 100 largest publicly traded banks in 2025 Forbes Best Banks list
•Net Promoter Score of 81 compared to industry average of 41
A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender. Learn more: www.customersbank.com.
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: a continuation of the recent turmoil in the banking industry, responsive measures taken by us and regulatory authorities to mitigate and manage related risks, regulatory actions taken that address related issues and the costs and obligations associated therewith, such as the FDIC special assessments; the potential for negative consequences resulting from regulatory violations, investigations and examinations, including potential supervisory actions, the assessment of fines and penalties, the imposition of sanctions, the need to undertake remedial actions and possible damage to our reputation; effects of competition on deposit rates and growth, loan rates and growth and net interest margin; failure to identify and adequately and promptly address cybersecurity risks, including data breaches and cyberattacks; public health crises and pandemics and their effects on the economic and business environments in which we operate; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and military conflicts, including the war between Russia and Ukraine and ongoing conflict in the Middle East or South America, which could impact economic conditions in the United States; the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; higher inflation and its impacts; the effects of changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs on its trading partners; and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2024, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - UNAUDITED

(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2025	2025	2025	2025	2024	2025	2024

GAAP Profitability Metrics:
Net income available to common shareholders	$70,088	$73,726	$55,846	$9,523	$23,266	$209,183	$166,429
Per share amounts:
Earnings per share - diluted	$1.98	$2.20	$1.73	$0.29	$0.71	$6.26	$5.09
Book value per common share	$61.87	$59.83	$56.36	$54.85	$54.20	$61.87	$54.20
Return on average assets (“ROAA”)	1.20%	1.26%	1.09%	0.23%	0.48%	0.96%	0.85%
Return on average common equity (“ROCE”)	13.28%	15.57%	12.79%	2.23%	5.50%	11.22%	10.36%
Net interest margin, tax equivalent	3.40%	3.46%	3.27%	3.13%	3.11%	3.32%	3.15%
Efficiency ratio	49.52%	45.39%	51.23%	52.94%	56.86%	49.59%	56.21%
Non-GAAP Profitability Metrics (1):
Core earnings	$72,851	$73,473	$58,147	$50,002	$44,168	$254,473	$183,105
Per share amounts:
Core earnings per share - diluted	$2.06	$2.20	$1.80	$1.54	$1.36	$7.61	$5.60
Tangible book value per common share	$61.77	$59.72	$56.24	$54.74	$54.08	$61.77	$54.08
Core ROAA	1.19%	1.25%	1.10%	0.97%	0.86%	1.13%	0.92%
Core ROCE	13.81%	15.52%	13.32%	11.72%	10.44%	13.65%	11.40%
Core efficiency ratio	49.52%	45.40%	51.56%	52.69%	56.12%	49.62%	56.25%
Balance Sheet Trends:
Total assets	$24,895,868	$24,260,163	$22,550,800	$22,423,044	$22,308,241	$24,895,868	$22,308,241
Total cash and investment securities	$7,078,243	$6,997,783	$6,234,043	$6,424,406	$6,797,562	$7,078,243	$6,797,562
Total loans and leases	$16,782,516	$16,303,147	$15,412,400	$15,097,968	$14,653,556	$16,782,516	$14,653,556
Non-interest bearing demand deposits	$6,303,748	$6,380,879	$5,481,065	$5,552,605	$5,608,288	$6,303,748	$5,608,288
Total deposits	$20,778,704	$20,405,023	$18,976,018	$18,932,925	$18,846,461	$20,778,704	$18,846,461
Asset Quality:
Net charge-offs	$13,749	$15,371	$13,115	$17,144	$14,612	$59,379	$68,335
Annualized net charge-offs to average total loans and leases	0.33%	0.39%	0.35%	0.48%	0.41%	0.38%	0.50%
Nonaccrual / non-performing loans (“NPLs”)	$43,688	$28,421	$28,443	$43,513	$43,275	$43,688	$43,275
NPLs to total loans and leases	0.26%	0.17%	0.18%	0.29%	0.30%	0.26%	0.30%
Reserves to NPLs	356.29%	534.14%	518.29%	324.22%	316.06%	356.29%	316.06%
Non-performing assets (“NPAs”)	$72,344	$61,057	$60,778	$57,960	$55,807	$72,344	$55,807
NPAs to total assets	0.29%	0.25%	0.27%	0.26%	0.25%	0.29%	0.25%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2025	2025	2025	2025	2024	2025	2024

Capital Metrics:
Common equity to total assets	8.5%	8.4%	7.9%	7.7%	7.6%	8.5%	7.6%
Tangible common equity to tangible assets (1)	8.5%	8.4%	7.9%	7.7%	7.6%	8.5%	7.6%
Common equity Tier 1 capital ratio (2)	13.0%	13.00%	12.05%	11.72%	12.09%	13.0%	12.09%
Total risk based capital ratio (2)	15.4%	15.35%	14.49%	14.61%	14.88%	15.4%	14.88%
Customers Bank Capital Ratios (2):
Common equity Tier 1 capital to risk-weighted assets	13.3%	13.22%	13.00%	12.40%	12.96%	13.3%	12.96%
Total capital to risk-weighted assets	14.6%	14.60%	14.43%	13.92%	14.34%	14.6%	14.34%
Tier 1 capital to average assets (leverage ratio)	8.9%	8.84%	8.86%	8.43%	8.65%	8.9%	8.65%
Share amounts:
Average shares outstanding - basic	34,170,777	32,340,813	31,585,390	31,447,623	31,346,920	32,393,487	31,509,179
Average shares outstanding - diluted	35,396,324	33,460,055	32,374,061	32,490,572	32,557,621	33,438,296	32,719,134
Shares outstanding	34,191,223	34,163,506	31,606,934	31,479,132	31,346,507	34,191,223	31,346,507

(1) Customers’ reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(2) Regulatory capital ratios are estimated for Q4 2025 and actual for the remaining periods. In accordance with regulatory capital rules, Customers elected to apply the CECL capital transition provisions which delayed the effects of CECL on regulatory capital for two years until January 1, 2022, followed by a three-year transition period. The cumulative CECL capital transition impact as of December 31, 2021 which amounted to $61.6 million was phased in at 25% per year beginning on January 1, 2022 through December 31, 2024. As of December 31, 2025, our regulatory capital ratios reflected the full effect of CECL on regulatory capital.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)						Twelve Months Ended
	Q4	Q3	Q2	Q1	Q4	December 31,
	2025	2025	2025	2025	2024	2025	2024
Interest income:
Loans and leases	$274,752	$272,131	$246,869	$231,008	$230,534	$1,024,760	$901,457
Investment securities	31,979	36,091	37,381	34,339	39,638	139,790	180,291
Interest earning deposits	44,862	49,639	39,972	42,914	48,147	177,387	190,842
Loans held for sale	1,432	1,589	1,806	4,761	9,447	9,588	46,073
Other	2,173	2,029	1,973	1,887	2,140	8,062	9,171
Total interest income	355,198	361,479	328,001	314,909	329,906	1,359,587	1,327,834

Interest expense:
Deposits	131,797	141,983	134,045	131,308	144,974	539,133	603,312
FHLB advances	14,490	12,945	12,717	11,801	12,595	51,953	52,107
Subordinated debt	3,355	3,251	3,229	3,212	3,349	13,047	12,309
Other borrowings	1,128	1,388	1,307	1,142	1,167	4,965	5,702
Total interest expense	150,770	159,567	151,298	147,463	162,085	609,098	673,430
Net interest income	204,428	201,912	176,703	167,446	167,821	750,489	654,404
Provision for credit losses	22,337	26,543	20,781	28,297	21,194	97,958	73,451
Net interest income after provision for credit losses	182,091	175,369	155,922	139,149	146,627	652,531	580,953

Non-interest income:
Commercial lease income	14,186	11,536	11,056	10,668	10,604	47,446	40,662
Loan fees	7,420	11,443	9,106	7,235	8,639	35,204	27,163
Bank-owned life insurance	2,189	2,165	2,249	4,660	2,125	11,263	9,442
Mortgage finance transactional fees	1,339	1,298	1,175	933	1,010	4,745	4,101
Net gain (loss) on sale of loans and leases	(62)	—	—	2	(852)	(60)	(15,628)
Net gain (loss) on sale of investment securities	(27)	186	(1,797)	—	(26,260)	(1,638)	(27,009)
Impairment loss on debt securities	—	—	—	(51,319)	—	(51,319)	—
Unrealized gain on equity method investments	—	—	—	—	389	—	11,430
Other	7,471	3,563	7,817	3,331	3,954	22,182	10,273
Total non-interest income (loss)	32,516	30,191	29,606	(24,490)	(391)	67,823	60,434

Non-interest expense:
Salaries and employee benefits	51,744	48,723	45,848	42,674	47,147	188,989	175,836
Technology, communication and bank operations	11,388	10,415	10,382	11,312	13,435	43,497	65,154
Commercial lease depreciation	11,668	9,463	8,743	8,463	8,933	38,337	32,543
Professional services	12,390	12,281	13,850	11,857	13,473	50,378	34,978
Loan servicing	4,050	4,167	4,053	4,630	4,584	16,900	15,909
Occupancy	4,291	4,370	3,551	3,412	3,335	15,624	11,789
FDIC assessments, non-income taxes and regulatory fees	9,023	8,505	11,906	11,750	10,077	41,184	41,684
Advertising and promotion	812	636	461	528	1,645	2,437	4,489
Other	11,943	6,657	7,832	8,145	7,746	34,577	34,632
Total non-interest expense	117,309	105,217	106,626	102,771	110,375	431,923	417,014
Income before income tax expense (benefit)	97,298	100,343	78,902	11,888	35,861	288,431	224,373
Income tax expense (benefit)	22,806	24,598	17,963	(1,024)	8,946	64,343	42,904
Net income	74,492	75,745	60,939	12,912	26,915	224,088	181,469
Preferred stock dividends	1,605	2,019	3,185	3,389	3,649	10,198	15,040
Loss on redemption of preferred stock	2,799	—	1,908	—	—	4,707	—
Net income available to common shareholders	$70,088	$73,726	$55,846	$9,523	$23,266	$209,183	$166,429

Basic earnings per common share	$2.05	$2.28	$1.77	$0.30	$0.74	$6.46	$5.28
Diluted earnings per common share	1.98	2.20	1.73	0.29	0.71	6.26	5.09

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
ASSETS
Cash and due from banks	$62,051	$57,951	$72,986	$62,146	$56,787
Interest earning deposits	4,349,412	4,127,688	3,430,525	3,366,544	3,729,144
Cash and cash equivalents	4,411,463	4,185,639	3,503,511	3,428,690	3,785,931
Investment securities, at fair value	1,937,646	2,010,820	1,877,406	2,057,555	2,019,694
Investment securities held to maturity	729,134	801,324	853,126	938,161	991,937
Loans held for sale	26,102	30,897	32,963	37,529	204,794
Loans and leases receivable	15,041,340	14,673,636	13,719,829	13,555,820	13,127,634
Loans receivable, mortgage finance, at fair value	1,612,997	1,486,978	1,536,254	1,366,460	1,321,128
Loans receivable, installment, at fair value	102,077	111,636	123,354	138,159	—
Allowance for credit losses on loans and leases	(155,656)	(151,809)	(147,418)	(141,076)	(136,775)
Total loans and leases receivable, net of allowance for credit losses on loans and leases	16,600,758	16,120,441	15,232,019	14,919,363	14,311,987
FHLB, Federal Reserve Bank, and other restricted stock	110,411	103,290	100,590	96,758	96,214
Accrued interest receivable	103,626	106,379	101,481	105,800	108,351
Bank premises and equipment, net	16,745	15,340	5,978	6,653	6,668
Bank-owned life insurance	305,503	303,212	300,747	298,551	297,641
Other real estate owned	12,432	12,432	12,306	—	—
Goodwill and other intangibles	3,629	3,629	3,629	3,629	3,629
Other assets	638,419	566,760	527,044	530,355	481,395
Total assets	$24,895,868	$24,260,163	$22,550,800	$22,423,044	$22,308,241

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand, non-interest bearing deposits	$6,303,748	$6,380,879	$5,481,065	$5,552,605	$5,608,288
Interest bearing deposits	14,474,956	14,024,144	13,494,953	13,380,320	13,238,173
Total deposits	20,778,704	20,405,023	18,976,018	18,932,925	18,846,461
FHLB advances	1,325,068	1,195,437	1,195,377	1,133,456	1,128,352
Other borrowings	99,208	99,173	99,138	99,103	99,068
Subordinated debt	281,147	182,718	182,649	182,579	182,509
Accrued interest payable and other liabilities	296,224	251,753	234,060	210,421	215,168
Total liabilities	22,780,351	22,134,104	20,687,242	20,558,484	20,471,558

Preferred stock	—	82,201	82,201	137,794	137,794
Common stock	36,189	36,161	36,123	35,995	35,758
Additional paid in capital	666,756	662,252	572,473	570,172	575,333
Retained earnings	1,535,194	1,465,106	1,391,380	1,335,534	1,326,011
Accumulated other comprehensive income (loss), net	(54,050)	(51,089)	(71,325)	(67,641)	(96,560)
Treasury stock, at cost	(68,572)	(68,572)	(147,294)	(147,294)	(141,653)
Total shareholders’ equity	2,115,517	2,126,059	1,863,558	1,864,560	1,836,683
Total liabilities and shareholders’ equity	$24,895,868	$24,260,163	$22,550,800	$22,423,044	$22,308,241

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$4,421,242	$44,862	4.03%	$4,409,220	$49,639	4.47%	$3,973,262	$48,147	4.82%
Investment securities (1)	2,849,764	31,979	4.45%	2,931,351	36,091	4.88%	3,392,850	39,638	4.65%
Loans and leases:
Commercial & industrial:
Specialized lending loans and leases (2)	7,775,247	139,552	7.12%	7,317,299	136,652	7.41%	6,022,062	121,818	8.05%
Other commercial & industrial loans (2)	1,477,351	32,320	8.68%	1,492,155	35,475	9.43%	1,529,478	25,514	6.64%
Mortgage finance loans	1,536,265	17,862	4.61%	1,478,871	18,454	4.95%	1,316,884	16,704	5.05%
Multifamily loans	2,445,945	27,990	4.54%	2,306,373	25,931	4.46%	2,162,825	22,400	4.12%
Non-owner occupied commercial real estate loans	1,784,838	26,635	5.92%	1,635,937	24,148	5.86%	1,491,170	21,770	5.81%
Residential mortgages	541,091	6,392	4.69%	551,436	6,647	4.78%	535,833	6,301	4.68%
Installment loans	945,697	25,433	10.67%	938,890	26,413	11.16%	1,023,569	25,474	9.90%
Total loans and leases (3)	16,506,434	276,184	6.64%	15,720,961	273,720	6.91%	14,081,821	239,981	6.78%
Other interest-earning assets	153,480	2,173	5.62%	140,011	2,029	5.75%	122,784	2,140	6.93%
Total interest-earning assets	23,930,920	355,198	5.89%	23,201,543	361,479	6.19%	21,570,717	329,906	6.09%
Non-interest-earning assets	790,453			729,180			609,253
Total assets	$24,721,373			$23,930,723			$22,179,970
Liabilities
Interest checking accounts	$4,889,245	$42,168	3.42%	$4,983,168	$48,105	3.83%	$5,597,302	$57,268	4.07%
Money market deposit accounts	4,421,276	40,387	3.62%	4,360,446	42,980	3.91%	3,974,776	42,492	4.25%
Other savings accounts	1,562,768	14,384	3.65%	1,485,652	14,724	3.93%	1,258,018	12,939	4.09%
Certificates of deposit	3,152,637	34,858	4.39%	3,108,831	36,174	4.62%	2,612,246	32,275	4.92%
Total interest-bearing deposits (4)	14,025,926	131,797	3.73%	13,938,097	141,983	4.04%	13,442,342	144,974	4.29%
Borrowings	1,666,006	18,973	4.52%	1,429,981	17,584	4.88%	1,364,138	17,111	4.99%
Total interest-bearing liabilities	15,691,932	150,770	3.81%	15,368,078	159,567	4.12%	14,806,480	162,085	4.36%
Non-interest-bearing deposits (4)	6,599,095			6,362,360			5,346,912
Total deposits and borrowings	22,291,027		2.68%	21,730,438		2.91%	20,153,392		3.20%
Other non-interest-bearing liabilities	269,824			239,969			204,947
Total liabilities	22,560,851			21,970,407			20,358,339
Shareholders’ equity	2,160,522			1,960,316			1,821,631
Total liabilities and shareholders’ equity	$24,721,373			$23,930,723			$22,179,970
Net interest income		204,428			201,912			167,821
Tax-equivalent adjustment		348			360			377
Net interest earnings		$204,776			$202,272			$168,198
Interest spread			3.21%			3.27%			2.89%
Net interest margin			3.39%			3.46%			3.10%
Net interest margin tax equivalent (5)			3.40%			3.46%			3.11%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 2.54%, 2.77% and 3.07% for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.

(5) Tax-equivalent basis, using an estimated marginal tax rate of 26% for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, presented to approximate interest income as a taxable asset.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED (CONTINUED)
(Dollars in thousands)
	Twelve Months Ended
	December 31, 2025			December 31, 2024
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$4,065,804	$177,387	4.36%	$3,597,260	$190,842	5.31%
Investment securities (1)	2,942,386	139,790	4.75%	3,650,320	180,291	4.94%
Loans and leases:
Commercial & industrial:
Specialized lending loans and leases (2)	7,092,259	524,009	7.39%	5,637,189	483,052	8.57%
Other commercial & industrial loans (2)	1,499,021	117,590	7.84%	1,564,167	102,001	6.52%
Mortgage finance loans	1,443,183	69,417	4.81%	1,192,827	62,344	5.23%
Multifamily loans	2,336,288	102,866	4.40%	2,116,168	86,263	4.08%
Non-owner occupied commercial real estate loans	1,638,695	95,350	5.82%	1,412,201	83,484	5.91%
Residential mortgages	540,097	25,611	4.74%	526,133	24,046	4.57%
Installment loans	925,745	99,505	10.75%	1,104,470	106,340	9.63%
Total loans and leases (3)	15,475,288	1,034,348	6.68%	13,553,155	947,530	6.99%
Other interest-earning assets	138,851	8,062	5.81%	114,983	9,171	7.98%
Total interest-earning assets	22,622,329	1,359,587	6.01%	20,915,718	1,327,834	6.35%
Non-interest-earning assets	718,415			518,472
Total assets	$23,340,744			$21,434,190
Liabilities
Interest checking accounts	$5,040,107	$187,421	3.72%	$5,660,890	$248,400	4.39%
Money market deposit accounts	4,202,317	161,531	3.84%	3,559,362	159,598	4.48%
Other savings accounts	1,382,787	52,566	3.80%	1,595,357	73,947	4.64%
Certificates of deposit	2,967,454	137,615	4.64%	2,434,622	121,367	4.99%
Total interest-bearing deposits (4)	13,592,665	539,133	3.97%	13,250,231	603,312	4.55%
Borrowings	1,465,852	69,965	4.77%	1,414,583	70,118	4.96%
Total interest-bearing liabilities	15,058,517	609,098	4.04%	14,664,814	673,430	4.59%
Non-interest-bearing deposits (4)	6,069,665			4,807,647
Total deposits and borrowings	21,128,182		2.88%	19,472,461		3.46%
Other non-interest-bearing liabilities	244,480			217,172
Total liabilities	21,372,662			19,689,633
Shareholders’ equity	1,968,082			1,744,557
Total liabilities and shareholders’ equity	$23,340,744			$21,434,190
Net interest income		750,489			654,404
Tax-equivalent adjustment		1,437			1,556
Net interest earnings		$751,926			$655,960
Interest spread			3.13%			2.89%
Net interest margin			3.32%			3.14%
Net interest margin tax equivalent (5)			3.32%			3.15%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 2.74% and 3.34% for the twelve months ended December 31, 2025 and 2024, respectively.
(5) Tax-equivalent basis, using an estimated marginal tax rate of 26% for the twelve months ended December 31, 2025 and 2024, presented to approximate interest income as a taxable asset.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Loans and leases held for investment
Commercial:
Commercial & industrial:
Specialized lending	$7,090,087	$7,083,620	$6,454,661	$6,070,093	$5,842,420
Other commercial & industrial	1,033,704	1,056,173	1,037,684	1,062,933	1,062,631
Mortgage finance	1,700,380	1,577,038	1,625,764	1,477,896	1,440,847
Multifamily	2,490,336	2,356,590	2,247,282	2,322,123	2,252,246
Commercial real estate owner occupied	1,135,119	1,058,741	1,065,006	1,139,126	1,100,944
Commercial real estate non-owner occupied	1,738,821	1,582,332	1,497,385	1,438,906	1,359,130
Construction	162,966	123,290	98,626	154,647	147,209
Total commercial loans and leases	15,351,413	14,837,784	14,026,408	13,665,724	13,205,427
Consumer:
Residential	497,567	514,544	520,570	496,772	496,559
Manufactured housing	27,452	28,749	30,287	31,775	33,123
Installment:
Personal	581,340	570,768	457,728	493,276	463,854
Other	298,642	320,405	344,444	372,892	249,799
Total installment loans	879,982	891,173	802,172	866,168	713,653
Total consumer loans	1,405,001	1,434,466	1,353,029	1,394,715	1,243,335
Total loans and leases held for investment	$16,756,414	$16,272,250	$15,379,437	$15,060,439	$14,448,762

Loans held for sale
Commercial:
Commercial real estate non-owner occupied	$—	$4,700	$—	$—	$—
Total commercial loans and leases	—	4,700	—	—	—
Consumer:
Residential	1,851	2,229	5,180	1,465	1,836
Installment:
Personal	23,357	23,728	27,682	36,000	40,903
Other	894	240	101	64	162,055
Total installment loans	24,251	23,968	27,783	36,064	202,958
Total consumer loans	26,102	26,197	32,963	37,529	204,794
Total loans held for sale	$26,102	$30,897	$32,963	$37,529	$204,794

Total loans and leases portfolio	$16,782,516	$16,303,147	$15,412,400	$15,097,968	$14,653,556

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024

Demand, non-interest bearing	$6,303,748	$6,380,879	$5,481,065	$5,552,605	$5,608,288
Demand, interest bearing	5,049,151	5,050,437	4,912,839	5,137,961	5,553,698
Total demand deposits	11,352,899	11,431,316	10,393,904	10,690,566	11,161,986
Savings	1,731,010	1,554,533	1,375,072	1,327,854	1,131,819
Money market	4,398,827	4,339,371	4,206,516	4,057,458	3,844,451
Time deposits	3,295,968	3,079,803	3,000,526	2,857,047	2,708,205
Total deposits	$20,778,704	$20,405,023	$18,976,018	$18,932,925	$18,846,461

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)
	As of December 31, 2025			As of September 30, 2025			As of December 31, 2024
Loan type	Total loans	Allowance for credit losses	Total reserves to total loans	Total loans	Allowance for credit losses	Total reserves to total loans	Total loans	Allowance for credit losses	Total reserves to total loans
Commercial:
Commercial & industrial, including specialized lending	$8,211,174	$37,683	0.46%	$8,229,853	$34,395	0.42%	$7,024,770	$29,379	0.42%
Multifamily	2,490,336	19,333	0.78%	2,356,590	19,973	0.85%	2,252,246	18,511	0.82%
Commercial real estate owner occupied	1,135,119	10,431	0.92%	1,058,741	10,991	1.04%	1,100,944	10,755	0.98%
Commercial real estate non-owner occupied	1,738,821	18,928	1.09%	1,582,332	19,784	1.25%	1,359,130	17,405	1.28%
Construction	162,966	2,225	1.37%	123,290	1,978	1.60%	147,209	1,250	0.85%
Total commercial loans and leases receivable	13,738,416	88,600	0.64%	13,350,806	87,121	0.65%	11,884,299	77,300	0.65%

Consumer:
Residential	497,567	6,499	1.31%	514,544	6,345	1.23%	496,559	5,968	1.20%
Manufactured housing	27,452	3,391	12.35%	28,749	3,508	12.20%	33,123	3,829	11.56%
Installment	777,905	57,166	7.35%	779,537	54,835	7.03%	713,653	49,678	6.96%
Total consumer loans receivable	1,302,924	67,056	5.15%	1,322,830	64,688	4.89%	1,243,335	59,475	4.78%

Loans and leases receivable held for investment	15,041,340	155,656	1.03%	14,673,636	151,809	1.03%	13,127,634	136,775	1.04%

Loans receivable, mortgage finance, at fair value	1,612,997	—	—%	1,486,978	—	—%	1,321,128	—	—%
Loans receivable, installment, at fair value	102,077	—	—%	111,636	—	—%	—	—	—%
Loans held for sale	26,102	—	—%	30,897	—	—%	204,794	—	—%

Total loans and leases portfolio	$16,782,516	$155,656	0.93%	$16,303,147	$151,809	0.93%	$14,653,556	$136,775	0.93%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED (CONTINUED)
(Dollars in thousands)
	As of December 31, 2025			As of September 30, 2025			As of December 31, 2024
Loan type	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs
Commercial:
Commercial & industrial, including specialized lending	$19,790	0.24%	190.41%	$4,430	0.05%	776.41%	$4,041	0.06%	727.02%
Multifamily	2,092	0.08%	924.14%	—	—%	—%	11,834	0.53%	156.42%
Commercial real estate owner occupied	3,876	0.34%	269.12%	3,932	0.37%	279.53%	8,090	0.73%	132.94%
Commercial real estate non-owner occupied	168	0.01%	11266.67%	—	—%	—%	354	0.03%	4916.67%
Construction	—	—%	—%	—	—%	—%	—	—%	—%
Total commercial loans and leases receivable	25,926	0.19%	341.74%	8,362	0.06%	1041.87%	24,319	0.20%	317.86%

Consumer:
Residential	9,671	1.94%	67.20%	7,631	1.48%	83.15%	8,714	1.75%	68.49%
Manufactured housing	1,192	4.34%	284.48%	1,315	4.57%	266.77%	1,852	5.59%	206.75%
Installment	4,483	0.58%	1275.17%	4,225	0.54%	1297.87%	5,613	0.79%	885.05%
Total consumer loans receivable	15,346	1.18%	436.96%	13,171	1.00%	491.14%	16,179	1.30%	367.61%

Loans and leases receivable	41,272	0.27%	377.15%	21,533	0.15%	705.01%	40,498	0.31%	337.73%

Loans receivable, mortgage finance, at fair value	—	—%	—%	—	—%	—%	—	—%	—%
Loans receivable, installment, at fair value	2,137	2.09%	—%	1,872	1.68%	—%	—	—%	—%
Loans held for sale	279	1.07%	—%	5,016	16.23%	—%	2,777	1.36%	—%

Total loans and leases portfolio	$43,688	0.26%	356.29%	$28,421	0.17%	534.14%	$43,275	0.30%	316.06%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2025	2025	2025	2025	2024	2025	2024
Loan type
Commercial & industrial, including specialized lending	$1,620	$2,180	$3,871	$3,231	$3,653	$10,902	$18,046
Multifamily	4,612	—	—	3,834	—	8,446	4,073
Commercial real estate owner occupied	(40)	335	411	16	339	722	365
Commercial real estate non-owner occupied	(225)	3,073	—	—	145	2,848	145
Construction	—	—	(3)	(3)	—	(6)	(10)
Residential	16	25	(4)	—	(18)	37	(41)
Installment	7,766	9,758	8,840	10,066	10,493	36,430	45,757
Total net charge-offs (recoveries) from loans held for investment	$13,749	$15,371	$13,115	$17,144	$14,612	$59,379	$68,335

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
LOANS AND LEASES RISK RATINGS - UNAUDITED
(Dollars in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Loans and leases (1) risk ratings:
Commercial loans and leases
Pass	$13,316,507	$12,927,467	$12,047,656	$11,815,403	$11,403,930
Special Mention	216,462	187,794	174,587	189,155	175,055
Substandard	200,779	230,079	256,849	276,018	282,563
Total commercial loans and leases	13,733,748	13,345,340	12,479,092	12,280,576	11,861,548
Consumer loans
Performing	1,287,408	1,308,987	1,209,377	1,242,753	1,227,359
Non-performing	15,516	13,843	20,298	13,803	15,976
Total consumer loans	1,302,924	1,322,830	1,229,675	1,256,556	1,243,335
Loans and leases receivable (1)	$15,036,672	$14,668,170	$13,708,767	$13,537,132	$13,104,883

(1)    Risk ratings are assigned to loans and leases held for investment, and excludes loans held for sale, loans receivable, mortgage finance, at fair value, loans receivable, installment, at fair value and eligible PPP loans that are fully guaranteed by the Small Business Administration.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
We believe that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP. Starting in Q3 2025, certain adjustments to GAAP measures were no longer included as our intention going forward is to limit these adjustments to those items of greatest significance.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings - Customers Bancorp											Twelve Months Ended December 31,
	Q4 2025		Q3 2025		Q2 2025		Q1 2025		Q4 2024		2025		2024
(Dollars in thousands, except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$70,088	$1.98	$73,726	$2.20	$55,846	$1.73	$9,523	$0.29	$23,266	$0.71	$209,183	$6.26	$166,429	$5.09
Reconciling items (after tax):
Severance expense	—	—	—	—	—	—	—	—	1,198	0.04	—	—	3,666	0.11
Impairment loss on debt securities	—	—	—	—	—	—	39,875	1.23	—	—	39,875	1.19	—	—
Legal settlement	—	—	—	—	—	—	—	—	157	0.00	—	—	157	0.00
(Gains) losses on investment securities	(36)	0.00	(253)	(0.01)	1,388	0.04	(124)	0.00	20,035	0.62	975	0.03	20,331	0.62
Derivative credit valuation adjustment	—	—	—	—	—	—	210	0.01	(306)	(0.01)	210	0.01	4	0.00
FDIC special assessment	—	—	—	—	—	—	—	—	—	—	—	—	518	0.02
Unrealized (gain) on equity method investments	—	—	—	—	—	—	—	—	(292)	(0.01)	—	—	(8,608)	(0.26)
Loss on redemption of preferred stock	2,799	0.08	—	—	1,908	0.06	—	—	—	—	4,707	0.14	—	—
Unrealized (gain) loss on loans held for sale	—	—	—	—	(223)	(0.01)	518	0.02	110	0.00	295	0.01	608	0.02
Loan program termination fees	—	—	—	—	(772)	(0.02)	—	—	—	—	(772)	(0.02)	—	—
Core earnings	$72,851	$2.06	$73,473	$2.20	$58,147	$1.80	$50,002	$1.54	$44,168	$1.36	$254,473	$7.61	$183,105	$5.60

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Assets - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	2025	2024
GAAP net income	$74,492	$75,745	$60,939	$12,912	$26,915	$224,088	$181,469
Reconciling items (after tax):
Severance expense	—	—	—	—	1,198	—	3,666
Impairment loss on debt securities	—	—	—	39,875	—	39,875	—
Legal settlement	—	—	—	—	157	—	157
(Gains) losses on investment securities	(36)	(253)	1,388	(124)	20,035	975	20,331
Derivative credit valuation adjustment	—	—	—	210	(306)	210	4
FDIC special assessment	—	—	—	—	—	—	518
Unrealized (gain) on equity method investments	—	—	—	—	(292)	—	(8,608)
Unrealized (gain) loss on loans held for sale	—	—	(223)	518	110	295	608
Loan program termination fees	—	—	(772)	—	—	(772)	—
Core net income	$74,456	$75,492	$61,332	$53,391	$47,817	$264,671	$198,145

Average total assets	$24,721,373	$23,930,723	$22,362,989	$22,314,963	$22,179,970	$23,340,744	$21,434,190

Core return on average assets	1.19%	1.25%	1.10%	0.97%	0.86%	1.13%	0.92%

Core Return on Average Common Equity - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	2025	2024
GAAP net income to common shareholders	$70,088	$73,726	$55,846	$9,523	$23,266	$209,183	$166,429
Reconciling items (after tax):
Severance expense	—	—	—	—	1,198	—	3,666
Impairment loss on debt securities	—	—	—	39,875	—	39,875	—
Legal settlement	—	—	—	—	157	—	157
(Gains) losses on investment securities	(36)	(253)	1,388	(124)	20,035	975	20,331
Derivative credit valuation adjustment	—	—	—	210	(306)	210	4
FDIC special assessment	—	—	—	—	—	—	518
Unrealized (gain) on equity method investments	—	—	—	—	(292)	—	(8,608)
Loss on redemption of preferred stock	2,799	—	1,908	—	—	4,707	—
Unrealized (gain) loss on loans held for sale	—	—	(223)	518	110	295	608
Loan program termination fees	—	—	(772)	—	—	(772)	—
Core earnings	$72,851	$73,473	$58,147	$50,002	$44,168	$254,473	$183,105

Average total common shareholders’ equity	$2,093,510	$1,878,115	$1,751,037	$1,730,910	$1,683,838	$1,864,426	$1,606,764

Core return on average common equity	13.81%	15.52%	13.32%	11.72%	10.44%	13.65%	11.40%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Efficiency Ratio - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	2025	2024
GAAP net interest income	$204,428	$201,912	$176,703	$167,446	$167,821	$750,489	$654,404

GAAP non-interest income (loss)	$32,516	$30,191	$29,606	$(24,490)	$(391)	$67,823	$60,434
(Gains) losses on investment securities	(47)	(334)	1,797	(160)	26,678	1,256	27,103
Derivative credit valuation adjustment	—	—	—	270	(407)	270	(17)
Unrealized (gain) on equity method investments	—	—	—	—	(389)	—	(11,430)
Unrealized (gain) loss on loans held for sale	—	—	(289)	667	147	378	754
Impairment loss on debt securities	—	—	—	51,319	—	51,319	—
Loan program termination fees	—	—	(1,000)	—	—	(1,000)	—
Core non-interest income	32,469	29,857	30,114	27,606	25,638	120,046	76,844
Core revenue	$236,897	$231,769	$206,817	$195,052	$193,459	$870,535	$731,248

GAAP non-interest expense	$117,309	$105,217	$106,626	$102,771	$110,375	$431,923	$417,014
Severance expense	—	—	—	—	(1,595)	—	(4,814)
FDIC special assessment	—	—	—	—	—	—	(683)
Legal settlement	—	—	—	—	(209)	—	(209)
Core non-interest expense	$117,309	$105,217	$106,626	$102,771	$108,571	$431,923	$411,308

Core efficiency ratio (1)	49.52%	45.40%	51.56%	52.69%	56.12%	49.62%	56.25%
(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.

Tangible Common Equity to Tangible Assets - Customers Bancorp

(Dollars in thousands, except per share data)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
GAAP total shareholders’ equity	$2,115,517	$2,126,059	$1,863,558	$1,864,560	$1,836,683
Reconciling items:
Preferred stock	—	(82,201)	(82,201)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$2,111,888	$2,040,229	$1,777,728	$1,723,137	$1,695,260

GAAP total assets	$24,895,868	$24,260,163	$22,550,800	$22,423,044	$22,308,241
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible assets	$24,892,239	$24,256,534	$22,547,171	$22,419,415	$22,304,612

Tangible common equity to tangible assets	8.5%	8.4%	7.9%	7.7%	7.6%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Tangible Book Value per Common Share - Customers Bancorp

(Dollars in thousands, except share and per share data)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
GAAP total shareholders’ equity	$2,115,517	$2,126,059	$1,863,558	$1,864,560	$1,836,683
Reconciling Items:
Preferred stock	—	(82,201)	(82,201)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$2,111,888	$2,040,229	$1,777,728	$1,723,137	$1,695,260

Common shares outstanding	34,191,223	34,163,506	31,606,934	31,479,132	31,346,507

Tangible book value per common share	$61.77	$59.72	$56.24	$54.74	$54.08